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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2003

33-97090
(Commission File Number)

ACG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (Jurisdiction of Incorporation)	62-1395968 (IRS Employer Identification Number)
100 Winners Circle Brentwood, Tennessee 37027 (615) 377-0377

        (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

AMERICAN COLOR GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

New York (Jurisdiction of Incorporation)	16-1003976 (IRS Employer Identification Number)
100 Winners Circle Brentwood, Tennessee 37027 (615) 377-0377

        (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

ITEM 9. REGULATION FD DISCLOSURE

AMERICAN COLOR GRAPHICS
Outlook for Q1 FY04 and FY04

        We do not as a matter of course make public projections as to EBITDA or net income. However, our management has prepared the prospective financial information set forth below to inform investors of its expectations regarding our results for Fiscal Year 2004. The prospective financial information was not prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of our management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management's knowledge and belief, our expected course of action and expected future financial performance. However, this information is not based on actual facts and should not be relied upon as being necessarily indicative of future results, and you should not place undue reliance on it.

        During Fiscal Year 2003, our EBITDA, which is defined below, was $54.3 million, which included restructuring costs and other special charges of $1.7 million as well as other costs associated with capacity additions and movement of presses to better serve our customers, and our net loss was $315,000.

        Consistent with our ongoing business strategy, we will continue to focus on reducing our production costs. We expect to achieve increased profitability through initiatives that we put in place in Fiscal Year 2003 and at the beginning of Fiscal Year 2004, as well as through programs we are currently implementing. These cost reduction initiatives include the closure of a facility, reductions in headcount and certain selling expenses, manufacturing process improvements and changes to our employee benefit and procurement programs. Although we expect competitive pricing pressure to impact our revenue growth in Fiscal Year 2004, we believe that, as a result of our cost reduction initiatives, our profitability in Fiscal Year 2004 will improve over Fiscal Year 2003.

        For the first quarter of Fiscal Year 2004, we expect to record EBITDA of between $16.2 million and $16.7 million, as compared with EBITDA of $18.1 million realized in the first quarter of Fiscal Year 2003. For the full fiscal year, however, we expect EBITDA to be between $66 million and $70 million, or 22% to 29% higher than the $54.3 million realized in Fiscal Year 2003.

        For the first quarter of Fiscal Year 2004, we expect net income to be between $2.0 million and $2.5 million, compared with net income of $4.5 million in the first quarter of Fiscal Year 2003. For the full fiscal year, we expect net income to be between $17 million and $21 million, as compared with a net loss of $315,000 in Fiscal Year 2003.

  Cost Reduction Initiatives

        We have successfully implemented significant cost reductions annually over the past several years. In January 2002, we approved a restructuring plan designed to improve asset utilization, operating efficiency and profitability. We recorded $8.6 million in restructuring costs under this plan, and as a result eliminated 189 positions and closed a print facility in Hanover, Pennsylvania and a premedia services facility in West Palm Beach, Florida. In the fourth quarter of Fiscal Year 2003, we implemented various cost reduction initiatives that we expect will generate incremental cost savings of approximately $5 million in Fiscal Year 2004. These cost reduction initiatives include the closing of our premedia services facility in Nashville, Tennessee, a reduction in our headcount by 30 employees, and other reductions in selling expenses.

        We estimate that additional cost reduction initiatives that we have implemented in the fourth quarter of Fiscal Year 2003 will result in incremental cost savings of approximately $10 million in Fiscal Year 2004. These initiatives include revisions in various procurement and employee benefit programs.

        In addition, we are in the process of implementing additional cost reduction initiatives that we believe will generate additional savings in Fiscal Year 2004. These additional initiatives will include process improvements and targeted cost reduction programs at our print facilities that will result in lower fixed and variable manufacturing expenses.

        Certain of the cost reductions anticipated for Fiscal Year 2004 will not have recurring benefits in future periods. However, as part of our strategy, we intend to seek to implement additional cost reduction initiatives in the future. We estimate that certain of our costs and expenses will increase and partially offset savings from our cost reduction initiatives.

  EBITDA

        We define EBITDA as earnings before net interest expense, income tax expense (benefit), depreciation and amortization. We have included EBITDA because it is a key metric that management uses in measuring our performance and because we believe that investors regard EBITDA as a key measure of a leveraged company's performance and ability to meet its debt service requirements. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States. You should not consider it an alternative to net income as a measure of operating performance or as an alternative to cash flows from operating activities as a measure of liquidity. Our calculation of EBITDA may be different from the calculation used by other companies and therefore comparability may be limited.

        The following table reconciles EBITDA to net income for the periods indicated and does not reflect our planned refinancing:

	Three Months Ended			Twelve Months Ended
	June 30, 2003		June 30, 2002	March 31, 2004		March 31, 2003
	(In Millions)			(In Millions)
High End Guidance:
Net Income (Loss)	$2.5		$4.5	$21.0		$(0.3)
Income Tax Expense (Benefit)	0.6		0.6	(4.7	)(a)	1.6
Interest Income	—		(0.1)	—		(0.1)
Interest Expense	7.3	(b)	7.2	28.9	(b)	28.7
Depreciation & Amortization Expense	6.3		5.9	24.8		24.4

EBITDA	$16.7		$18.1	$70.0		$54.3 (c)

Low End Guidance:
Net Income (Loss)	$2.0		$4.5	$17.0		$(0.3)
Income Tax Expense (Benefit)	0.6		0.6	(4.7	)(a)	1.6
Interest Income	—		(0.1)	—		(0.1)
Interest Expense	7.3	(b)	7.2	28.9	(b)	28.7
Depreciation & Amortization Expense	6.3		5.9	24.8		24.4

EBITDA	$16.2		$18.1	$66.0		$54.3 (c)

  (a)
  Assumes positive evidence sufficient to support a change in judgment in the fourth quarter of Fiscal Year 2004 with respect to the valuation allowance for deferred tax assets resulting in an adjustment to recognize tax assets totaling $6.8 million that will more likely than not be realized in future years.

  (b)
  Excludes the non-cash write-off of unamortized finance changes of approximately $3.1 million that would result from the refinancing of our 12 3/4% Senior Subordinated Notes and differences in interest expense resulting from changes in our capital structure, in each case in connection with a contemplated refinancing of substantially all our outstanding indebtedness for borrowed money.

  (c)
  Fiscal Year 2003 results include restructuring costs and other special charges totaling $1.7 million representing restructuring costs of $1.2 million and asset impairment charges of $532,000, respectively.

        Neither our independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information provided above, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, such information.

        The assumptions and estimates underlying the prospective financial information are inherently uncertain and, though considered reasonable by our management as of the date of its preparation, are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of our future performance or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information herein should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

        We do not generally publish our business plans and strategies or make external disclosures of our anticipated financial position or results of operations. Accordingly, we do not intend to update or otherwise revise the prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be incorrect. Furthermore, we disclaim any obligation to update or revise the prospective financial information to reflect changes in general economic or industry conditions.

        The prospective financial information set forth above is based on our results to date in the first quarter of Fiscal Year 2004, as well as management's reasonable expectations regarding our performance for the remainder of the quarter and the fiscal year in light of the current operating environment and our expected course of action over this period.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ACG HOLDINGS, INC. AMERICAN COLOR GRAPHICS, INC.
By:	/s/ PATRICK W. KELLICK Patrick W. Kellick SENIOR VICE PRESIDENT/ CHIEF FINANCIAL OFFICER

Dated: June 12, 2003

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  ITEM 9. REGULATION FD DISCLOSURE
AMERICAN COLOR GRAPHICS Outlook for Q1 FY04 and FY04
SIGNATURE